UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CANCER PREVENTION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-3037551
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1760 East River Road, Suite 250 Tucson, Arizona 85718 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, par value $0.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-208718

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Cancer Prevention Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its Common Stock, par value $0.001 per share, to be registered hereunder, contained under the heading “Description of Our Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-208718), as initially filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2015, including exhibits, and as amended from time to time thereafter (the “Registration Statement”).  In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 5, 2016

CANCER PREVENTION PHARMACEUTICALS, INC.

By:	/s/ Jeffrey Jacob
Name: Jeffrey Jacob Title: Chief Executive Officer